EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

AVG Technologies N.V.

Amsterdam, Netherlands

We hereby consent to the use in the Prospectus constituting a part of this registration statement of our report dated August 26, 2011, relating to the consolidated financial statements of AVG Technologies N.V. which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Audit & Assurance B.V.

On behalf of it,

J.A. de Rooij RA

Amstelveen, Netherlands

January 17, 2012